Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
THIRD QUARTER 2025 RESULTS

HOUSTON, October 24, 2025 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $25.7 million, or diluted earnings per share of $0.50, for the third quarter of 2025, compared to net income of $26.4 million, or diluted earnings per share of $0.51, for the second quarter of 2025.

“We are pleased to report strong third quarter results for 2025, highlighted by improved net interest income and margin. We also saw growth in deposits and tangible book value, which further strengthened our balance sheet to support our future,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“Our team has continued to reposition the loan portfolio, reducing our exposure to non-relationship real estate commitments and moving toward a more balanced mix of C&I and real estate loans. Our real estate portfolio remains within regulatory guidance, and we intend to stay within those parameters. While loan payoffs persisted during the quarter, we believe this strategic portfolio shift will help moderate payoff activity over the longer term,” Mr. Franklin continued.

“Credit quality remains good, and the Texas markets we serve continue to perform well. Stellar is increasingly recognized as a strong, locally-managed bank focused on serving small-to-medium sized businesses, and we are well-positioned to capitalize on merger-related disruption in our markets. We remain confident in our ability to deepen customer relationships and deliver long-term value for our shareholders,” Mr. Franklin concluded.

Financial Highlights

•Strong Net Interest Margin: Tax equivalent net interest margin for the third quarter of 2025 was 4.20% compared to 4.18% for the second quarter of 2025. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 4.00%(1) for the third quarter of 2025 compared to 3.95%(1) for the second quarter of 2025.

•Solid Profitability: Net income for the third quarter of 2025 was $25.7 million, or diluted earnings per share of $0.50, which translated into an annualized return on average assets of 0.97%, an annualized return on average equity of 6.30% and an annualized return on average tangible equity of 11.45%(1).

•Strong Capital Position and Book Value Build: Total risk-based capital ratio increased to 16.33% at September 30, 2025 from 15.98% at June 30, 2025, while book value per share increased to $32.27 at September 30, 2025 from $31.20 at June 30, 2025 and tangible book value per share increased to $21.08(1) at September 30, 2025 from $19.94(1) at June 30, 2025.

•Paydown of Subordinated Debt: On October 1, 2025, the Company completed the previously announced redemption of $30 million of its $60 million of subordinated debt outstanding as of September 30, 2025.

Third Quarter 2025 Results

Net interest income in the third quarter of 2025 increased $2.3 million, or 2.3%, to $100.6 million from $98.3 million for the second quarter of 2025. The net interest margin on a tax equivalent basis increased to 4.20% for the third quarter of 2025 from 4.18% for the second quarter of 2025. The increase in net interest income from the prior quarter was primarily due to the increase in average securities, average yield on securities and deposits in other financial institutions. Net interest income for the third quarter of 2025 benefited from $4.8 million of income from PAA compared to $5.3 million in the second quarter of 2025. Excluding PAA, net interest income (tax equivalent) for the third quarter of 2025 would have been $95.9 million(1) and the tax equivalent net interest margin would have been 4.00%(1).

____________
(1)     Refer to the calculation of this non-GAAP financial measure on page 10 of this earnings release. The calculation of returns on average tangible equity and the efficiency ratio have been adjusted from prior period disclosures.

Noninterest income for the third quarter of 2025 was $5.0 million, a decrease of $805 thousand, or 13.9%, compared to $5.8 million for the second quarter of 2025. Noninterest income decreased in the third quarter of 2025 compared to the second quarter of 2025 primarily due to losses on sales and write-downs on foreclosed assets recorded during the third quarter.

Noninterest expense for the third quarter of 2025 increased $3.1 million, or 4.5%, to $73.1 million compared to $70.0 million for the second quarter of 2025. The increase in noninterest expense during the third quarter of 2025 compared to the second quarter of 2025 was primarily due to an increase in salaries and employee benefits of $2.2 million, an increase in professional fees of $314 thousand and a $258 thousand increase in advertising expense. Salaries and benefits during the third quarter of 2025 included $464 thousand in severance expense related to planned upcoming branch closures.

The efficiency ratio was 63.69%(1) for the third quarter of 2025 compared to 61.87%(1) for the second quarter of 2025. Annualized returns on average assets, average equity and average tangible equity were 0.97%, 6.30% and 11.45%(1) for the third quarter of 2025, respectively, compared to 1.01%, 6.62% and 12.16%(1) for the second quarter of 2025, respectively.

Financial Condition

Total assets at September 30, 2025 were $10.63 billion, an increase of $135 million compared to $10.49 billion at June 30, 2025. The increase in total assets was largely due to an increase in interest-bearing deposits at other financial institutions and securities, all of which were funded largely by core deposit growth, partially offset by a decrease in loans.

Total loans at September 30, 2025 decreased $119.5 million to $7.17 billion compared to $7.29 billion at June 30, 2025. At September 30, 2025, the remaining balance of the PAA on loans was $58.1 million.

Total deposits at September 30, 2025 increased $143.8 million to $8.82 billion compared to $8.67 billion at June 30, 2025 primarily due to increases in money market and savings deposits.

Asset Quality

Nonperforming assets totaled $54.2 million, or 0.51% of total assets, at September 30, 2025, compared to $58.2 million, or 0.55% of total assets, at June 30, 2025. The allowance for credit losses on loans as a percentage of total loans was 1.10% at September 30, 2025 compared to 1.14% at June 30, 2025.

The provision for credit losses was $305 thousand for the third quarter of 2025 compared to $1.1 million for the second quarter of 2025. Net charge-offs for the third quarter of 2025 were $3.3 million, or 0.18% (annualized) of average loans, compared to net charge-offs of $206 thousand, or 0.01% (annualized) of average loans, for the second quarter of 2025.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, October 24, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the third quarter of 2025. Participants may register for the conference call at https://registrations.events/direct/Q4I6358688 conference ID 63586 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact ir@stellar.bank. A simultaneous webcast is available at https://registrations.events/direct/Q4I6358688 and requires pre-registration. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across Houston, Dallas, Beaumont and surrounding communities in Texas.

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(1)     Refer to the calculation of this non-GAAP financial measure on page 10 of this earnings release. The calculation of returns on average tangible equity and the efficiency ratio have been adjusted from prior period disclosures.

Investor Relations
ir@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system; risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators; legislative changes, executive orders, regulatory actions and reforms of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2025			2024
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS:
Cash and due from banks	$99,407	$136,060	$130,932	$419,967	$103,735
Interest-bearing deposits at other financial institutions	629,042	442,044	429,643	491,249	412,482
Total cash and cash equivalents	728,449	578,104	560,575	911,216	516,217

Available for sale securities, at fair value	1,842,268	1,729,684	1,719,371	1,673,016	1,691,752

Loans held for investment	7,167,857	7,287,347	7,283,133	7,439,854	7,551,124
Less: allowance for credit losses on loans	(78,924)	(83,165)	(83,746)	(81,058)	(84,501)
Loans, net	7,088,933	7,204,182	7,199,387	7,358,796	7,466,623

Accrued interest receivable	34,865	35,537	37,669	37,884	39,473
Premises and equipment, net	107,803	108,615	109,750	111,856	113,742
Federal Reserve Bank and Federal Home Loan Bank stock	45,437	47,099	20,902	8,209	20,123
Bank-owned life insurance	109,358	108,726	108,108	107,498	106,876
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	75,929	81,468	87,007	92,546	98,116
Other assets	97,753	102,277	94,800	107,451	79,537
Total assets	$10,628,113	$10,493,010	$10,434,887	$10,905,790	$10,629,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$3,210,948	$3,183,693	$3,205,619	$3,576,206	$3,303,048
Interest-bearing
Demand	1,960,857	1,941,156	1,863,752	1,845,749	1,571,504
Money market and savings	2,489,169	2,393,767	2,248,616	2,253,193	2,280,651
Certificates and other time	1,156,489	1,154,998	1,244,726	1,453,236	1,587,398
Total interest-bearing deposits	5,606,515	5,489,921	5,357,094	5,552,178	5,439,553
Total deposits	8,817,463	8,673,614	8,562,713	9,128,384	8,742,601

Accrued interest payable	9,429	7,607	9,856	17,052	16,915
Borrowed funds	—	69,925	119,923	—	60,000
Subordinated debt	70,196	70,165	70,135	70,105	110,064
Other liabilities	77,887	67,865	61,428	82,389	74,074
Total liabilities	8,974,975	8,889,176	8,824,055	9,297,930	9,003,654

SHAREHOLDERS’ EQUITY:
Common stock	512	514	521	534	535
Capital surplus	1,182,781	1,185,048	1,202,628	1,240,050	1,238,619
Retained earnings	547,717	529,216	510,072	492,640	474,905
Accumulated other comprehensive loss	(77,872)	(110,944)	(102,389)	(125,364)	(87,936)
Total shareholders’ equity	1,653,138	1,603,834	1,610,832	1,607,860	1,626,123
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,628,113	$10,493,010	$10,434,887	$10,905,790	$10,629,777

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2025			2024		2025	2024
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$122,557	$121,814	$120,640	$128,738	$132,372	$365,011	$402,942
Securities:
Taxable	16,278	15,293	16,148	14,789	13,898	47,719	35,114
Tax-exempt	808	810	812	814	814	2,430	2,448
Deposits in other financial institutions	5,770	4,782	4,720	5,681	4,692	15,272	11,874
Total interest income	145,413	142,699	142,320	150,022	151,776	430,432	452,378

INTEREST EXPENSE:
Demand, money market and savings deposits	32,376	31,097	27,574	27,877	29,440	91,047	85,369
Certificates and other time deposits	10,920	11,459	13,527	16,830	18,073	35,906	51,915
Borrowed funds	56	407	517	235	840	980	4,314
Subordinated debt	1,417	1,401	1,444	2,123	1,916	4,262	5,745
Total interest expense	44,769	44,364	43,062	47,065	50,269	132,195	147,343
NET INTEREST INCOME	100,644	98,335	99,258	102,957	101,507	298,237	305,035
Provision for (reversal of) credit losses	305	1,090	3,632	942	(5,985)	5,027	(3,822)
Net interest income after provision for credit losses	100,339	97,245	95,626	102,015	107,492	293,210	308,857

NONINTEREST INCOME:
Service charges on deposit accounts	1,545	1,561	1,584	1,590	1,594	4,690	4,840
(Loss) gain on sale/write-down of assets	(491)	(57)	417	(112)	432	(131)	881
Bank-owned life insurance	632	618	610	622	614	1,860	1,792
Debit card and interchange income	572	566	520	570	551	1,658	1,621
Other	2,728	3,103	2,374	2,362	3,111	8,205	8,880
Total noninterest income	4,986	5,791	5,505	5,032	6,302	16,282	18,014

NONINTEREST EXPENSE:
Salaries and employee benefits	43,175	40,927	41,792	43,797	41,123	125,894	121,560
Net occupancy and equipment	4,518	4,399	3,926	4,401	4,570	12,843	13,463
Depreciation	2,015	1,992	1,995	1,984	1,911	6,002	5,823
Data processing and software amortization	5,882	5,620	5,682	5,551	5,706	17,184	16,101
Professional fees	1,601	1,287	1,786	3,428	1,714	4,674	5,996
Regulatory assessments and FDIC insurance	1,688	1,561	1,733	1,636	1,779	4,982	5,932
Amortization of intangibles	5,554	5,548	5,548	5,581	6,212	16,650	18,639
Communications	855	861	847	807	827	2,563	2,611
Advertising	1,425	1,167	782	1,593	878	3,374	2,534
Other	6,429	6,642	6,075	6,488	6,346	19,146	21,033
Total noninterest expense	73,142	70,004	70,166	75,266	71,066	213,312	213,692
INCOME BEFORE INCOME TAXES	32,183	33,032	30,965	31,781	42,728	96,180	113,179
Provision for income taxes	6,513	6,680	6,263	6,569	8,837	19,456	23,388
NET INCOME	$25,670	$26,352	$24,702	$25,212	$33,891	$76,724	$89,791

EARNINGS PER SHARE
Basic	$0.50	$0.51	$0.46	$0.47	$0.63	$1.48	$1.68
Diluted	$0.50	$0.51	$0.46	$0.47	$0.63	$1.47	$1.68

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2025			2024		2025	2024
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$25,670	$26,352	$24,702	$25,212	$33,891	$76,724	$89,791

Earnings per share, basic	$0.50	$0.51	$0.46	$0.47	$0.63	$1.48	$1.68
Earnings per share, diluted	$0.50	$0.51	$0.46	$0.47	$0.63	$1.47	$1.68
Dividends per share	$0.14	$0.14	$0.14	$0.14	$0.13	$0.42	$0.39

Return on average assets(A)	0.97%	1.01%	0.94%	0.94%	1.27%	0.97%	1.13%
Return on average equity(A)	6.30%	6.62%	6.21%	6.21%	8.49%	6.37%	7.73%
Return on average tangible equity(A)(B)(D)	11.45%	12.16%	11.48%	11.53%	15.61%	11.69%	14.75%
Net interest margin (tax equivalent)(A)(C)	4.20%	4.18%	4.20%	4.25%	4.19%	4.19%	4.23%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	4.00%	3.95%	3.97%	3.94%	3.91%	3.97%	3.88%
Efficiency ratio(B)(E)	63.69%	61.87%	61.93%	64.46%	60.40%	62.50%	60.54%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.55%	15.28%	15.44%	14.74%	15.30%	15.55%	15.30%
Tangible equity to tangible assets(B)(E)	10.74%	10.34%	10.42%	9.87%	10.27%	10.74%	10.27%
Estimated Total capital ratio (to risk-weighted assets)	16.33%	15.98%	15.97%	16.00%	15.85%	16.33%	15.85%
Estimated Common equity Tier 1 capital (to risk weighted assets)	14.43%	14.06%	14.05%	14.14%	13.57%	14.43%	13.57%
Estimated Tier 1 capital (to risk-weighted assets)	14.55%	14.18%	14.17%	14.26%	13.69%	14.55%	13.69%
Estimated Tier 1 leverage (to average tangible assets)	11.60%	11.44%	11.20%	11.31%	11.10%	11.60%	11.10%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.45%	15.39%	15.40%	15.28%	15.02%	15.45%	15.02%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	14.27%	14.18%	14.20%	14.13%	13.58%	14.27%	13.58%
Estimated Tier 1 capital (to risk-weighted assets)	14.27%	14.18%	14.20%	14.13%	13.58%	14.27%	13.58%
Estimated Tier 1 leverage (to average tangible assets)	11.37%	11.44%	11.22%	11.21%	11.01%	11.37%	11.01%

Other Data
Weighted average shares:
Basic	51,283	51,529	53,146	53,422	53,541	51,979	53,485
Diluted	51,356	51,569	53,197	53,471	53,580	52,027	53,531
Period end shares outstanding	51,228	51,398	52,141	53,429	53,446	51,228	53,446
Book value per share	$32.27	$31.20	$30.89	$30.09	$30.43	$32.27	$30.43
Tangible book value per share(B)	$21.08	$19.94	$19.69	$19.05	$19.28	$21.08	$19.28
Employees - full-time equivalents	1,065	1,062	1,054	1,037	1,040	1,065	1,040
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)The calculation of return on average tangible equity has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.
(E)The calculation of the efficiency ratio represents total noninterest expense less amortization of core deposits, divided by the sum of net interest income and noninterest income, excluding net gains and losses on the sale/write-down of assets. This calculation has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$7,228,778	$122,557	6.73%	$7,282,609	$121,814	6.71%	$7,627,522	$132,372	6.90%
Securities	1,790,897	17,086	3.79%	1,729,384	16,103	3.73%	1,676,614	14,712	3.49%
Deposits in other financial institutions	505,342	5,770	4.53%	436,596	4,782	4.39%	339,493	4,692	5.50%
Total interest-earning assets	9,525,017	$145,413	6.06%	9,448,589	$142,699	6.06%	9,643,629	$151,776	6.26%
Allowance for credit losses on loans	(82,983)			(83,700)			(94,785)
Noninterest-earning assets	1,076,831			1,099,268			1,077,422
Total assets	$10,518,865			$10,464,157			$10,626,266

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,935,203	$14,356	2.94%	$1,952,004	$14,399	2.96%	$1,606,736	$12,458	3.08%
Money market and savings deposits	2,475,306	18,020	2.89%	2,371,221	16,698	2.82%	2,254,767	16,982	3.00%
Certificates and other time deposits	1,162,461	10,920	3.73%	1,201,903	11,459	3.82%	1,620,908	18,073	4.44%
Borrowed funds	3,156	56	7.04%	34,427	407	4.74%	49,077	840	6.81%
Subordinated debt	70,181	1,417	8.01%	70,151	1,401	8.01%	110,007	1,916	6.93%
Total interest-bearing liabilities	5,646,307	$44,769	3.15%	5,629,706	$44,364	3.16%	5,641,495	$50,269	3.54%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,172,054			3,160,791			3,303,726
Other liabilities	82,993			78,120			93,127
Total liabilities	8,901,354			8,868,617			9,038,348
Shareholders’ equity	1,617,511			1,595,540			1,587,918
Total liabilities and shareholders’ equity	$10,518,865			$10,464,157			$10,626,266

Net interest rate spread			2.91%			2.90%			2.72%

Net interest income and margin		$100,644	4.19%		$98,335	4.17%		$101,507	4.19%

Net interest income and margin (tax equivalent)		$100,739	4.20%		$98,427	4.18%		$101,578	4.19%

Cost of funds			2.01%			2.02%			2.24%
Cost of deposits			1.96%			1.97%			2.15%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Nine Months Ended September 30,
	2025			2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$7,284,805	$365,011	6.70%	$7,790,957	$402,942	6.91%
Securities	1,779,093	50,149	3.77%	1,556,462	37,562	3.22%
Deposits in other financial institutions	457,794	15,272	4.46%	287,960	11,874	5.51%
Total interest-earning assets	9,521,692	$430,432	6.04%	9,635,379	$452,378	6.27%
Allowance for credit losses on loans	(82,623)			(94,236)
Noninterest-earning assets	1,092,163			1,104,426
Total assets	$10,531,232			$10,645,569

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,933,030	$41,148	2.85%	$1,616,313	$36,949	3.05%
Money market and savings deposits	2,361,247	49,899	2.83%	2,211,148	48,420	2.93%
Certificates and other time deposits	1,219,953	35,906	3.94%	1,586,623	51,915	4.37%
Borrowed funds	27,687	980	4.73%	98,374	4,314	5.86%
Subordinated debt	70,151	4,262	8.12%	109,909	5,745	6.98%
Total interest-bearing liabilities	5,612,068	$132,195	3.15%	5,622,367	$147,343	3.50%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,225,666			3,379,096
Other liabilities	84,388			92,527
Total liabilities	8,922,122			9,093,990
Shareholders' equity	1,609,110			1,551,579
Total liabilities and shareholders' equity	$10,531,232			$10,645,569

Net interest rate spread			2.89%			2.77%

Net interest income and margin		$298,237	4.19%		$305,035	4.23%

Net interest income and margin (tax equivalent)		$298,519	4.19%		$305,266	4.23%

Cost of funds			2.00%			2.19%
Cost of deposits			1.94%			2.09%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2025			2024
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Loan Portfolio:
Commercial and industrial	$1,332,795	$1,346,744	$1,362,266	$1,362,260	$1,350,753
Real estate:
Commercial real estate (including multi-family residential)	3,733,293	3,840,981	3,854,607	3,868,218	3,976,296
Commercial real estate construction and land development	753,381	762,911	721,488	845,494	890,316
1-4 family residential (including home equity)	1,142,614	1,126,523	1,125,837	1,115,484	1,112,235
Residential construction	121,197	137,855	141,283	157,977	161,494
Consumer and other	84,577	72,333	77,652	90,421	60,030
Total loans held for investment	$7,167,857	$7,287,347	$7,283,133	$7,439,854	$7,551,124

Deposits:
Noninterest-bearing	$3,210,948	$3,183,693	$3,205,619	$3,576,206	$3,303,048
Interest-bearing
Demand	1,960,857	1,941,156	1,863,752	1,845,749	1,571,504
Money market and savings	2,489,169	2,393,767	2,248,616	2,253,193	2,280,651
Certificates and other time	1,156,489	1,154,998	1,244,726	1,453,236	1,587,398
Total interest-bearing deposits	5,606,515	5,489,921	5,357,094	5,552,178	5,439,553
Total deposits	$8,817,463	$8,673,614	$8,562,713	$9,128,384	$8,742,601

Asset Quality:
Nonaccrual loans	$46,250	$50,505	$54,518	$37,212	$32,140
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	46,250	50,505	54,518	37,212	32,140
Foreclosed assets	7,939	7,652	5,154	1,734	2,984
Total nonperforming assets	$54,189	$58,157	$59,672	$38,946	$35,124

Net charge-offs (recoveries)	$3,323	$206	$163	$2,016	$3,933

Nonaccrual loans:
Commercial and industrial	$5,594	$13,395	$11,471	$8,500	$9,718
Real estate:
Commercial real estate (including multi-family residential)	25,156	23,359	26,383	16,459	10,695
Commercial real estate construction and land development	2,899	3,412	2,027	3,061	4,183
1-4 family residential (including home equity)	12,083	9,965	14,550	9,056	7,259
Residential construction	457	176	—	—	121
Consumer and other	61	198	87	136	164
Total nonaccrual loans	$46,250	$50,505	$54,518	$37,212	$32,140

Asset Quality Ratios:
Nonperforming assets to total assets	0.51%	0.55%	0.57%	0.36%	0.33%
Nonperforming loans to total loans	0.65%	0.69%	0.75%	0.50%	0.43%
Allowance for credit losses on loans to nonperforming loans	170.65%	164.67%	153.61%	217.83%	262.92%
Allowance for credit losses on loans to total loans	1.10%	1.14%	1.15%	1.09%	1.12%
Net charge-offs to average loans (annualized)	0.18%	0.01%	0.01%	0.11%	0.21%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Nine Months Ended
	2025			2024		2025	2024
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$25,670	$26,352	$24,702	$25,212	$33,891	$76,724	$89,791
Add: Provision for (reversal of) credit losses	305	1,090	3,632	942	(5,985)	5,027	(3,822)
Add: Provision for income taxes	6,513	6,680	6,263	6,569	8,837	19,456	23,388
Pre-tax, pre-provision income	$32,488	$34,122	$34,597	$32,723	$36,743	$101,207	$109,357
Total average assets	$10,518,865	$10,464,157	$10,611,691	$10,649,175	$10,626,266	$10,531,232	$10,645,569
Pre-tax, pre-provision return on average assets(A)	1.23%	1.31%	1.32%	1.22%	1.38%	1.28%	1.37%

Total shareholders’ equity	$1,653,138	$1,603,834	$1,610,832	$1,607,860	$1,626,123	$1,653,138	$1,626,123
Less: Goodwill and core deposit intangibles, net	573,247	578,786	584,325	589,864	595,434	573,247	595,434
Tangible shareholders’ equity	$1,079,891	$1,025,048	$1,026,507	$1,017,996	$1,030,689	$1,079,891	$1,030,689
Shares outstanding at end of period	51,228	51,398	52,141	53,429	53,446	51,228	53,446
Tangible book value per share	$21.08	$19.94	$19.69	$19.05	$19.28	$21.08	$19.28

Average shareholders’ equity	$1,617,511	$1,595,540	$1,614,242	$1,614,762	$1,587,918	$1,609,110	$1,551,579
Less: Average goodwill and core deposit intangibles, net	575,836	581,438	586,895	592,471	598,866	581,349	604,890
Average tangible shareholders’ equity	$1,041,675	$1,014,102	$1,027,347	$1,022,291	$989,052	$1,027,761	$946,689
Net income	$25,670	$26,352	$24,702	$25,212	$33,891	$76,724	$89,791
Add: Core deposit intangibles amortization, net of tax	4,388	4,383	4,383	4,409	4,907	13,154	14,725
Adjusted net income	$30,058	$30,735	$29,085	$29,621	$38,798	$89,878	$104,516
Return on average tangible equity(A)(B)	11.45%	12.16%	11.48%	11.53%	15.61%	11.69%	14.75%

Total assets	$10,628,113	$10,493,010	$10,434,887	$10,905,790	$10,629,777	$10,628,113	$10,629,777
Less: Goodwill and core deposit intangibles, net	573,247	578,786	584,325	589,864	595,434	573,247	595,434
Tangible assets	$10,054,866	$9,914,224	$9,850,562	$10,315,926	$10,034,343	$10,054,866	$10,034,343
Tangible equity to tangible assets	10.74%	10.34%	10.42%	9.87%	10.27%	10.74%	10.27%

Net interest income (tax equivalent)	$100,739	$98,427	$99,353	$103,039	$101,578	$298,519	$305,266
Less: Purchase accounting accretion	4,800	5,344	5,397	7,555	6,795	15,541	25,444
Adjusted net interest income (tax equivalent)	$95,939	$93,083	$93,956	$95,484	$94,783	$282,978	$279,822
Average earning assets	$9,525,017	$9,448,589	$9,592,205	$9,653,162	$9,643,629	$9,521,692	$9,635,379
Net interest margin (tax equivalent) excluding PAA(A)	4.00%	3.95%	3.97%	3.94%	3.91%	3.97%	3.88%

Noninterest expense	$73,142	$70,004	$70,166	$75,266	$71,066	$213,312	$213,692
Less: Core deposit intangibles amortization	5,554	5,548	5,548	5,581	6,212	16,650	18,639
Adjusted noninterest expense	$67,588	$64,456	$64,618	$69,685	$64,854	$196,662	$195,053
Net interest income	$100,644	$98,335	$99,258	$102,957	$101,507	$298,237	$305,035
Noninterest income	4,986	5,791	5,505	5,032	6,302	16,282	18,014
Less: (Loss) gain on sale of assets	(491)	(57)	417	(112)	432	(131)	881
Adjusted noninterest income	5,477	5,848	5,088	5,144	5,870	16,413	17,133
Net interest income plus adjusted noninterest income	$106,121	$104,183	$104,346	$108,101	$107,377	$314,650	$322,168
Efficiency ratio(C)	63.69%	61.87%	61.93%	64.46%	60.40%	62.50%	60.54%
(A)Interim periods annualized.
(B)The calculation of return on average tangible equity has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.
(C)The calculation of the efficiency ratio has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.